UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

ARCUTIS BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2945 Townsgate Road, Suite 110

Westlake Village, CA 91361

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (805) 418-5006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 22, 2020, Arcutis Biotherapeutics, Inc. (the “Company” or “Arcutis”) entered into the First Amendment to Office Lease Agreement (the “Amended Lease Agreement”) with Westlake Park Place, Inc. (the “Landlord”) amending the terms of the certain Office Lease Agreement, dated January 31, 2019 (the “Lease Agreement”).

Pursuant to the terms of the Amended Lease Agreement, the Company has leased approximately 22,643 square feet in the facility located at 3027 Townsgate Road, Thousand Oaks, California. The term of the lease commences on the earlier of the date that is fifteen days following the Landlord’s notification to the Company that the tenant improvements are complete and the date in which the Company takes possession of the premise and lasts for a period of 91 months. For year 1 of the Amended Lease Agreement, the annual base rent is approximately $900,000 and escalates on a yearly basis to approximately $1.12 million annually for the last 6 months of the lease term. The Company has the right to terminate the lease after 67 months upon written notice no more than 15 months and not less than 12 months prior to such date. Pursuant to the Amended Lease Agreement, the Company will deliver a letter of credit to the Landlord in the amount of approximately $1.54 million on or prior to the lease commencement date. The Amended Lease Agreement contains customary representations and warranties, covenants, obligations and indemnities in favor of either party.

The foregoing summary of the material terms of the Amended Lease Agreement is qualified in its entirety by the terms of the Amended Lease Agreement which will be filed as an exhibit to the Company’s Quarterly Report for the six months ended June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

Date: April 29, 2020	By:	/s/ John W. Smither
John W. Smither
Chief Financial Officer